Exhibit 10.51

Indemnification and Release Agreement

This Indemnification and Release Agreement (this “Indemnification Agreement”) is being entered into effective as of [●], pursuant to the resolutions of the Board of Directors (the “Board”) of Teva Pharmaceutical Industries Ltd., a company organized under the laws of the State of Israel (the “Company”), dated July 31, 2012 and the resolutions of the Human Resources and Compensation Committee of the Board, and the Audit Committee of the Board, each dated July 30, 2012.

It is in the best interest of the Company to retain and attract as office holders the most capable persons available and such persons are becoming increasingly reluctant to serve in companies unless they are provided with adequate protection through insurance, exemption and indemnification in connection with such service.

You are or have been appointed as an office holder of the Company, and in order to enhance your service to the Company in an effective manner, the Company desires to provide for your indemnification to the fullest extent permitted by law and the Company’s Articles of Association, as adopted by the Company’s shareholders on September 12, 2012, (such Articles of Association, or other Articles of Association as shall be in effect at the relevant time, the “Articles of Association”). In consideration of your service to the Company, the Company hereby agrees as follows:

1.    The Company hereby undertakes to indemnify you to the maximum extent permitted by the Articles of Association and the Israeli Companies Law, 5759 – 1999, as amended from time to time (the “Companies Law”), the Israeli Securities Law, 5728-1968, as amended from time to time (the “Securities Law”) and any other applicable law, in respect of the following expenses or liabilities imposed on, or incurred by, you in consequence of any act performed or omission committed by you in your capacity as an “Office Holder” (such term shall bear the meaning assigned to it in the Companies Law) of the Company (including your service, at the request of the Company, as an officer, director, employee or board observer of any other company controlled directly or indirectly by the Company (a “Subsidiary”) or in which the Company holds shares (an “Affiliate”)).

1.1    any monetary liability imposed on you in favor of another person by a court judgment, including a settlement or an arbitrator’s award which was approved by court;

1.2    reasonable litigation expenses, including attorneys’ fees, actually incurred by you in connection with an investigation or proceeding that was conducted against you by a competent authority which has been Terminated Without the Filing of an Indictment (as such term is defined in the Companies Law) against you and without the Imposition on you of a Monetary Liability In Lieu of a Criminal Proceeding (as such term is defined in the Companies Law), or which has been Terminated Without the Filing of an Indictment against you but with the Imposition on you of a Monetary Liability in Lieu of a Criminal Proceeding in respect of a crime which does not require the proof of mens rea (criminal intent) or in connection with a monetary sanction;

1.3    reasonable litigation expenses, including attorneys’ fees, actually incurred by you or charged to you by a court, in a proceeding instituted against you by the Company or on its behalf or by another person, or in any criminal proceeding in which you were acquitted, or in any criminal proceedings in which you were convicted of a crime which does not require the proof of mens rea (criminal intent); and

1.4    payment which you are obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law, and expenses actually incurred by you in connection with a proceeding under Chapters H’3, H’4, or I’1 of the Securities Law, including reasonable legal expenses, which term includes attorneys’ fees or in connection with Article D of Chapter Four of Part Nine of the Companies Law.

For the purpose of this Indemnification Agreement, “expenses” shall include, without limitation, attorneys’ fees and all other costs, expenses and obligations paid or incurred by you in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any claim relating to any matter for which indemnification hereunder may be provided, and expenses paid or incurred by you in successfully enforcing this Indemnification Agreement. Expenses shall be considered paid or incurred by you at such time as you are required to pay or incur such cost or expenses, including upon receipt of an invoice or payment demand.

2.    Notwithstanding the forgoing provisions of Section 1, except to the extent permitted by applicable law, the Company will not indemnify you for any amount you may be obligated to pay in respect of:

2.1    A breach of your duty of loyalty to the Company or a Subsidiary or Affiliate, unless committed in good faith and with reasonable grounds to believe that such act would not prejudice the interests of the Company or a Subsidiary or Affiliate;

2.2    A breach of your duty of care to the Company or a Subsidiary or an Affiliate committed intentionally or recklessly;

2.3    An action or omission taken by you with the intent of unlawfully realizing personal gain;

2.4    A fine, monetary sanction, forfeit or penalty imposed upon you; or

2.5    With respect to proceedings or claims initiated or brought voluntarily by you against the Company or a Subsidiary or an Affiliate, other than by way of defense, by way of third party notice to the Company or a Subsidiary or an Affiliate, or by way of countersuit in connection with claims brought against you.

3.    To the fullest extent permitted by law, the Company will, following receipt by the Company of your written request therefor, make available all amounts payable to you in accordance with Section 1 above on the date on which such amounts are first payable by you (“Time of Indebtedness”), and with respect to items referred to in Sections 1.2, 1.3 and 1.4 above, even prior to the time on which the applicable court renders its decision, provided however, that advances given to cover legal expenses will be repaid by you to the Company if it is determined that you are not lawfully entitled to such indemnification.

As part of the aforementioned undertaking, the Company will make available to you any security or guarantee that you may be required to post in accordance with an interim decision given by a court or an arbitrator, including for the purpose of substituting liens imposed on your assets.

4.    The Company will indemnify you and advance expenses in accordance with this Indemnification Agreement even if at the relevant Time of Indebtedness you are no longer an Office Holder of the Company or a Subsidiary or an Affiliate, provided that the obligations with respect to which you will be indemnified hereunder are in respect of actions taken or omissions committed by you while you were an Office Holder of the Company or such Subsidiary or such Affiliate as aforesaid, and in such capacity.

5.    The undertaking of the Company set forth in Section 1.1 shall be limited as follows:

5.1     to matters that are connected or otherwise related to those events or circumstances set forth in Schedule A hereto.

5.2     the maximum amount for which the Company undertakes to indemnify you for the matters and circumstances described in Section 1.1, jointly and in the aggregate, shall not exceed US$ 200 million according to the representative rate of exchange, or any other official rate of exchange that may replace it, at the Time of Indebtedness calculated with respect to each Office Holder of the Company. Such amount has been determined by the Board to be reasonable under the circumstances.

6.    Subject to the limitations of Section 5 above and Section 7 below, the indemnification hereunder will, in each case, cover all sums of money that you will be obligated to pay, in those circumstances for which indemnification is permitted under the law, the Articles of Association and under this Indemnification Agreement.

7.    Notwithstanding anything to the contrary herein, the Company will not indemnify you for any liability with respect to which you have received payment by virtue of an insurance policy or another indemnification agreement, including, without limitation, an indemnification undertaking provided by a Subsidiary or an Affiliate, other than for amounts which are in excess of the amounts actually paid to you pursuant to any such insurance policy or other indemnity agreement (including deductible amounts not covered by insurance policies), all within the limits set forth in Section 5 above. In order to eliminate any duplication of benefits, the Company will be entitled to receive any amount collected by you from a third party in connection with liabilities actually indemnified hereunder, up to the amount actually paid to you by the Company as indemnification hereunder, to be transferred by you to the Company within fifteen (15) days following the receipt of the said amount.

In the event of payment by the Company pursuant to this Indemnification Agreement, the Company shall be subrogated to the extent of such payment to all of your rights of recovery, and you shall execute all documents required, and shall do everything that may be necessary, to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

8.    In all indemnifiable circumstances, indemnification will be subject to the following:

8.1    You shall promptly notify the Company in writing of any legal proceedings initiated against you and of all possible or threatened legal proceedings for which you may seek indemnification hereunder, without delay, and in any event within seven (7) days following your first becoming aware thereof, provided, however, that your failure to notify the Company as aforesaid shall not derogate from your right to be indemnified as provided herein except and to the extent that such failure to provide notice prejudices the Company’s ability to defend against such action or to conduct any related legal proceeding. You shall deliver to the Company, or to such person as it shall advise you, without delay all documents you receive in connection with these proceedings or possible or threatened proceedings. Notice to the Company shall be directed to the Chairman of the Board, and in the event you are the Chairman of the Board, to the Chairman of the Audit Committee, at the address of the Company’s principal office (or at such other address as the Company shall advise you).

8.2    Other than with respect to proceedings that have been initiated against you by the Company or in its name, the Company shall be entitled to undertake the conduct of your defense in respect of such legal proceedings and/or to hand over the conduct thereof to any attorney which the Company may choose for that purpose, except to an attorney who is not, upon reasonable grounds, acceptable to you. In such case, the fees and expenses of such counsel shall be paid by the Company. The Company shall notify you of any such decision to defend within ten (10) calendar days of receipt of notice of any such proceeding.

The Company or the attorney as aforesaid shall be entitled, within the context of the conduct as aforesaid, to conclude such proceedings, all as they shall see fit, including by way of settlement.

Notwithstanding the foregoing, in the case of criminal proceedings, the Company or the attorneys as aforesaid will not have the right to plead guilty in your name or to agree to a plea-bargain in your name without your consent. Furthermore, in a civil proceeding (whether before a court or as a part of a compromise arrangement), the Company and/or its attorneys will not have the right to admit to any occurrences that are not indemnifiable pursuant to this Indemnification Agreement and/or pursuant to law, without your consent. However, the aforesaid will not prevent the Company or its attorneys as aforesaid, with the approval of the Company, to come to a financial arrangement with a plaintiff in a civil proceeding or to consent to the entry of any judgment against you or enter into any settlement, arrangement or compromise, in each case without your consent, so long as such arrangement, judgment, settlement or compromise: (i) does not include an admission of your fault, (ii) is fully indemnifiable pursuant to this Indemnification Agreement and pursuant to law and (iii) further provides, as an unconditional term thereof, the full release of you from all liability in respect of such proceeding. This paragraph shall not apply to a proceeding brought by you under Section 8.7 below.

8.3    You will fully cooperate with the Company and/or any attorney as aforesaid in every reasonable way as may be required of you within the context of their conduct of such legal proceedings, including but not limited to the execution of power(s) of attorney and other documents required to enable the Company or its attorney as aforesaid to conduct your defense in your name, and to represent you in all matters connected therewith, in accordance with the aforesaid and will give the Company all information and access to documents, files and your advisors and representatives as shall be within your power, in every reasonable way as may be required by the Company with respect to any such legal proceedings, provided that the Company shall cover all reasonable costs incidental thereto such that you will not be required to pay the same or to finance the same yourself, and provided, further, that you shall not be required to take any action that would reasonably prejudice your defense in connection with any indemnifiable proceeding.

8.4    Notwithstanding the provisions of Sections 8.2 and 8.3 above, (i) if in a proceeding to which you are a party by reason of your status as an Office Holder of the Company or any Subsidiary or Affiliate, the named parties to any such proceeding include both you and the Company or any Subsidiary or Affiliate, and joint representation is inappropriate under applicable standards of professional conduct due to a conflict of interest or potential conflict of interest (including the availability to the Company and its Subsidiary or Affiliate, on the one hand, and you, on the other hand, of different or inconsistent defenses or counterclaims) that exists between you and the Company, or (ii) if the Company fails to assume the defense of such proceeding in a timely manner, or (iii) if the Company refers the conduct of your defense to an attorney who is not, upon reasonable grounds, acceptable to you, you shall be entitled to be represented by separate legal counsel, which may represent other persons similarly situated, of the Company’s choice and reasonably acceptable to you and such other persons, at the sole expense of the Company. In addition, if the Company fails to comply with any of its material obligations under this Indemnification Agreement or in the event that the Company or any other person takes any action to declare this Indemnification Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from you the benefits intended to be provided to you hereunder, except with respect to such actions, suits or proceedings brought by the Company that are resolved in favor of the Company, you shall have the right to retain counsel of your choice, reasonably acceptable to the Company and at the expense of the Company, to represent you in connection with any such matter.

8.5    If, in accordance with Section 8.2 (but subject to Section 8.4), the Company has taken upon itself the conduct of your defense, you shall have the right to employ counsel in any such action, suit or proceeding, who shall fully update, and be fully updated by, the Company on the defense procedure and shall consult with, and be consulted with by, the Company and the attorney conducting the legal defense on behalf of the Company, but the fees and expenses of such counsel, incurred after the assumption by the Company of the defense thereof, shall be at your expense and the Company will have no liability or obligation pursuant to this Indemnification Agreement or the above resolutions to indemnify you for any legal expenses, including any legal fees, that you may incur in connection with your defense, unless the Company shall agree to such expenses; in which event all reasonable fees and expenses of your counsel shall be borne by the Company to the extent so agreed to by the Company.

8.6    The Company will have no liability or obligation pursuant to this Indemnification Agreement to indemnify you for any amount expended by you pursuant to any compromise or settlement agreement reached in any suit, demand or other proceeding as aforesaid without the Company’s consent to such compromise or settlement, which consent shall not be unreasonably withheld.

8.7    The Board and/or applicable committee(s) thereof and/or any other person(s) authorized by the Board will consider the request for indemnification and the amount thereof and will determine if you are entitled to indemnification and the amount thereof. In the event that you make a request for payment of an amount of indemnification hereunder or a request for an advancement of indemnification expenses hereunder and the Company fails to timely determine your right to indemnification hereunder or fails to timely make such payment or advancement in whole or in part, you may request that a determination with respect to your entitlement thereto shall be made in the specific case by an Independent Counsel agreed upon by the Company and you, and in the absence of such agreement, appointed by the head of the Israeli Bar Association. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Indemnification Agreement or its engagement pursuant hereto, provided, however, that you shall reimburse the Company for any such fees, expenses, claims, liabilities and damages in the event the matter is resolved in favor of the Company. “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of Israeli corporate law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company, an “interested party” (as defined in the Companies Law) of the Company or you in any matter material to either such party (other than in the capacity of Independent Counsel with respect to this Indemnification Agreement or similar indemnification agreements of the Company), or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or you in an action to determine your rights under this Indemnification Agreement.

8.8    Neither the Company nor any of its agents, employees, directors or officers shall make any statement to the public or to any other person regarding any settlement of claims made pursuant to this Indemnification Agreement against you that would in any manner cast any negative light, inference or aspersion against you.

8.9    By signing this Indemnification Agreement you hereby accept that you shall not make any statement to the public or to any other person regarding any settlement of claims made pursuant to this Indemnification Agreement against you or the Company that would in any manner cast any negative light, inference or aspersion against the Company, and that you will keep the terms of such settlement confidential.

9.    The Company hereby exempts you, to the fullest extent permitted by law and the Articles of Association, from any liability for damages caused as a result of a breach of your duty of care to the Company, provided that in no event shall you be exempt with respect to any actions listed in Section 2 above or for a breach of your duty of care in connection with a Distribution (as defined in the Companies Law).

10.    Subject to Section 20 below, if any act, resolution, approval or other procedure is required for the validation of any of the undertakings in this Indemnification Agreement, the Company undertakes to cause them to be done or adopted in a manner which will enable the Company to fulfill all its undertakings as aforesaid.

11.    To the fullest extent permitted by law and the Articles of Association (as stated above), nothing contained in this Indemnification Agreement shall derogate from the Company’s right (but in no way shall the Company be obligated) to indemnify you post factum for any amounts which you may be obligated to pay as set forth in Section 1 above without regard to the limitations set forth in Section 5 above. Your rights of indemnification hereunder shall not be deemed exclusive of any other rights you may have under the Articles of Association or applicable law or otherwise.

12.    If any undertaking included in this Indemnification Agreement is held invalid or unenforceable, such invalidity or unenforceability will not affect any of the other undertakings which will remain in full force and effect. Furthermore, if such invalid or unenforceable undertaking may be modified or amended so as to be valid and enforceable as a matter of law, such undertaking will be deemed to have been modified or amended, and any competent court or arbitrator is hereby authorized to modify or amend such undertaking, so as to be valid and enforceable to the maximum extent permitted by law.

13.    This Indemnification Agreement and the agreements herein shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without regard to the rules of conflict of laws, and any dispute arising from or in connection with this Indemnification Agreement is hereby submitted to the sole and exclusive jurisdiction of the competent courts in Tel Aviv, Israel.

14.    This Indemnification Agreement cancels and replaces any preceding letter of indemnification or arrangement for indemnification that may have been issued to you by the Company. Notwithstanding the foregoing, the indemnification obligation set forth in this Indemnification Agreement will also apply, subject to the terms, conditions and limitations set forth in this Indemnification Agreement, with respect to actions performed, or omissions committed, in your capacity as an Office Holder of the Company or a Subsidiary or an Affiliate, during the period prior to the date of this Indemnification Agreement.

15.    Neither the settlement nor termination of any proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create an adverse presumption that you are not entitled to indemnification hereunder. In addition, the termination of any proceeding by judgment or order (unless such judgment or order provides so specifically) or settlement shall not create a presumption that you did not act in good faith and in a manner which you reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, that you had reasonable cause to believe that your action was unlawful.

16.    This Indemnification Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law), and (b) binding on and shall inure to the benefit of your heirs, personal representatives, executors and administrators. This Indemnification Agreement shall continue for your benefit and your heirs’, personal representatives’, executors’ and administrators’ benefit after you cease to be an Office Holder of the Company.

17.    The obligations of the Company according to this Indemnification Agreement shall be interpreted broadly and in a manner that shall facilitate its execution, to the extent permitted by law, and for the purposes for which it was intended. In the event of a conflict between any provision of this Indemnification Agreement and any provision of the law which cannot be conditioned upon, changed or added to, the said provision of the law shall supersede the specific provision in this Indemnification Agreement, but shall not limit or diminish the validity of the remaining provisions of this Indemnification Agreement.

18.    Subject to Section 20 below, the Company hereby agrees to indemnify and exempt you to the fullest extent permitted by law, notwithstanding that such indemnification or exemption is not specifically authorized by the other provisions of this Indemnification Agreement. In the event of any change after the date of this Indemnification Agreement in any applicable law, statute or rule which expands the right of an Israeli company to indemnify Office Holders, it is the intent of the parties hereto that you shall enjoy by this Indemnification Agreement the greater benefits afforded by such change and such changes shall to the extent permitted by applicable law be, ipso facto, within the purview of your rights and the Company’s obligations pursuant to this Indemnification Agreement.

19.    Subject to Section 5 above and notwithstanding anything else to the contrary herein, in the event of any change in the Articles of Association after the date of this Indemnification Agreement which narrows the Company’s right to indemnify you under this Agreement, such change shall apply only with respect to actions performed, or omissions committed, by you in your capacity as an Office Holder of the Company, of a Subsidiary or of an Affiliate, after the date of such change, to the extent permitted by applicable law.

20.    Notwithstanding anything to the contrary herein, nothing in this Indemnification Agreement shall require or obligate the Company to amend its Articles of Association, or take any action with respect thereto.

21.    No waiver of any of the provisions of this Indemnification Agreement shall be deemed or shall constitute a waiver of any other provisions of this Indemnification Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver. Any waiver shall be in writing.

22.    All notices and other communications required or permitted under this Indemnification Agreement shall be in writing, shall be effective (i) if mailed, three (3) business days after mailing (unless mailed abroad, in which case it shall be effective five (5) business days after mailing), (ii) if by air courier, two (2) business days after delivery to the courier service, (iii) if sent by messenger, upon delivery, (iv) if sent via facsimile, upon transmission and electronic (or other) confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic (or other) confirmation of receipt and (iv) if sent by email, on the date of transmission or (if transmitted and received on a non-business day) on the first business day following transmission, except where a notice is received stating that such mail has not been successfully delivered.

23.    This Indemnification Agreement shall continue in effect regardless of whether you continue to serve as an Office Holder of the Company.

24.    This Indemnification Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument; it being understood that parties need not sign the same counterpart. The exchange of an executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in pdf format shall be sufficient to bind the parties to the terms and conditions of this Indemnification Agreement, as an original.

The Board has determined, based on the current activity of the Company, that the amount stated in Section 5 is reasonable under the circumstances, and that those events and circumstances specified in Schedule A are foreseeable in light of the Company’s activities as of the date hereof.

Kindly sign and return the enclosed copy of this Indemnification Agreement to acknowledge your agreement to the contents hereof.

[Signature Page to Follow]

Sincerely yours,

Teva Pharmaceutical Industries Ltd.

Name:

Title:

Accepted and agreed as of the first date written above:

Name:

[signature page of the Indemnification and Release Agreement]

Schedule A

All references in this schedule to the “Company” shall be deemed to refer to a Subsidiary or Affiliate as well, to the extent that your service as an office holder, director, employee or board observer of the Subsidiary or Affiliate is at the request of the Company in the circumstances described in the preface of Section 1 to the Indemnification Agreement.

1.    The offering of securities by the Company and/or by a shareholder to the public and/or to private investors or the offer by the Company to purchase securities from the public and/or from private investors or other holders pursuant to a prospectus, agreement, notice, report, tender and/or other proceeding, whether in Israel, the United States or abroad;

2.    Occurrences resulting from the Company’s public filings or omissions to make a public filing, delisting of shares, or buy-back of Company’s securities;

3.    Occurrences in connection with investments the Company make in other corporations whether before and/or after the investment is made, entering into the transaction, the execution, development and monitoring thereof, including without limitation, actions taken by you in the name of the Company as an Office Holder and/or board observer of the corporation which is the subject of the transaction and the like;

4.    The sale, purchase and holding of negotiable securities or other investments for or in the name of the Company;

5.    Actions in connection with an actual or anticipated change in ownership, control or structure of the Company, its reorganization, dissolution, including without limitation, a merger, sale or acquisition of shares, or change in capital;

6.    Actions in connection with any actual or proposed transaction not in the ordinary course of business of the Company, including without limitation, the sale, lease or purchase of any assets, subsidiary, operations and/or business, or part thereof, of the Company;

7.    Actions concerning the approval of transactions of the Company with officers and/or directors and/or holders of controlling interests in the Company, and any other transactions referred to in Section 270 of the Companies Law;

8.    Without derogating from the generality of the above, actions in connection with the purchase or sale of companies, legal entities, business, securities or assets, and the division or consolidation thereof, including without limitation, any Tender Offer, Forced Sale of Shares, Arrangement and Compromise (as such capitalized terms are defined in the Companies Law) or any reorganization, merger or consolidation of whatever kind or nature within the meaning of any law applicable to such claim or demand;

9.    Actions taken in connection with labor relations and/or employment matters in the Company and trade relations of the Company, including without limitation, with employees, independent contractors, customers, suppliers and various service providers;

10.    Actions in connection with products or services developed and/or commercialized by the Company, including without limitation, the performance of pre-clinical and clinical trials on such products, whether performed by the Company or by third parties on behalf of the Company, and/or in connection with the certification, distribution, sale, license or use of such products, including without limitation in connection with professional liability and product liability claims and/or in connection with the procedure of obtaining regulatory or other approvals regarding such products, whether in Israel or abroad and including without limitation, liabilities arising out of advertising or marketing, including without limitation, misrepresentations regarding the Company’s products and unlawful distribution of emails;

11.    Actions taken in connection with the intellectual property of the Company, and its protection, including without limitation, the registration or assertion of rights to intellectual property and the defense of claims related to intellectual property, including without limitation, any assertion that the Company’s products violate, infringe, misappropriate or misuse the intellectual property rights of any third party;

12.    Actions taken pursuant to or in accordance with the policies and procedures of the Company (including without limitation, tax policies and procedures), whether such policies and procedures are published or not;

13.    Approval of corporate actions, in good faith, including without limitation, the approval of the acts of the Company’s management, their guidance and their supervision;

14.    Claims of failure to exercise business judgment and a reasonable level of proficiency, expertise and care in regard of the Company’s business;

15.    Violations of laws requiring the Company to obtain regulatory and governmental licenses, permits and authorizations in any jurisdiction;

16.    Claims in connection with publishing or providing any information, including without limitation, any filings with governmental authorities, on behalf of the Company in the circumstances required under applicable laws;

17.    Any claim or demand made under any securities laws of any jurisdiction or by reference thereto, or related to the failure to disclose any information in the manner or time such information is required to be disclosed pursuant to any securities authority or any stock exchange disclosure or other rules, or any other claims relating to relationships with investors, debt holders, shareholders and the investment community; or related to inadequate or improper disclosure of information to investors, debt holders, shareholders and the investment community, claims relating to or arising out of financing arrangements, any breach of financial covenants or other obligations towards lenders or debt holders of the Company, class actions, violations of laws requiring the Company to obtain regulatory and governmental licenses, permits and authorizations in any jurisdiction; actions taken in connection with the issuance of any type of securities of Company, including without limitation, the grant of options to purchase any of the same, or related to the purchase, holding or disposition of securities of the Company or any other investment activity involving or effected by such securities, including, without limitation, any offering of the Company’s securities to private investors or to the public, and listing of such securities, or the offer by the Company to purchase securities from the public or from private investors or other holders, and any undertakings, representations, warranties and other obligations related to any such offering, listing or offer or to the Company’s status as a public company or as an issuer of securities;

18.    Any claim or demand made by any lenders or other creditors or for monies borrowed by, or other indebtedness of, the Company;

19.    Any claim or demand made directly or indirectly in connection with complete or partial failure, by the Company, or their respective directors, officers and employees, to pay, report, keep applicable records or otherwise, any state, municipal, federal, county, local, city or foreign taxes or other mandatory payments of any nature whatsoever, including, without limitation, income, sales, use, transfer, excise, value added, registration, severance, stamp, occupation, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll or employee withholding or other withholding, including without limitation, any interest, penalty or addition thereto, whether disputed or not;

20.    Any claim or demand arising out of dealings by the Company with third parties, including without limitation, agents, employees, customers, suppliers, creditors or others;

21.    Any claim or demand arising out of presentations or reports submitted or delivered (or not submitted or delivered) to shareholders (whether current or prospective), customers or creditors of the Company or to any governmental entity or agency, including without limitation, relevant securities authorities or commissions;

22.    Any claim or demand made by purchasers, holders, lessors or other users of products of the Company, or individuals treated with or exposed to such products, for damages or losses related to such use or treatment;

23.    Review, approval and actions taken in connection with the financial and tax reports of the Company, including without limitation, any action, consent or approval related to or arising from the foregoing, including without limitation, execution of certificates for the benefit of third parties related to the financial statements;

24.    Claims in connection with anti-competitive laws and regulations and laws and regulation of commercial wrongdoing;

25.    Claims in connection with breach of confidentiality obligations, acts in regard of invasion of privacy, including with respect to databases, and acts in connection with slander and defamation;

26.    Claims or demands made by any third party suffering any personal injury and/or bodily injury and/or property damage to business or personal property through any act or omission attributed to the Company, or its employees, agents or other persons acting or allegedly acting on their behalf;

27.    Any administrative, regulatory or judicial actions, orders, decrees, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any governmental entity, including without limitation, the Office of the Chief Scientist or the Investments Center of the Israeli Ministry of Industry, Trade and Labor, the Israeli Antitrust Authority, the Israel Securities Authority, the United States Securities and Exchange Commission, or other person alleging the failure to comply with any statute, law, ordinance, rule, regulation, order or decree of any governmental entity applicable to the Company, or any of its businesses, subsidiaries, assets or operations, or the terms and conditions of any operating certificate or licensing agreement;

28.    Any action or decision regarding Distribution;

29.    An announcement, a statement, including without limitation, a position taken, or an opinion made in good faith by an Office Holder in the course of his duties and in conjunction with his duties, including without limitation, during a meeting of the Board or one of the committees of the Board;

30.    An act or omission undertaken in contradiction to the Company’s Memorandum of Association or Articles of Association;

31.    Any action or decision in relation to work safety and/or working conditions;

32.    An act or omission undertaken in negotiating, signing and performing an insurance policy or any claim relating to a failure to maintain appropriate insurance and/or adequate safety measures;

33.    Any claim or demand made by a customer, supplier, contractor or other third party transacting any form of business with the Company, in the ordinary course of their business, relating to the negotiations or performance of such transaction, or representations or inducements provided in connection therewith or otherwise.

34.    Any administrative, regulatory, civil or judicial actions, orders, decrees, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any governmental entity or other person alleging potential responsibility or liability (including without limitation, potential responsibility or liability for costs of enforcement, investigation, cleanup, governmental response, removal or remediation, for natural resources damages, property damage, personal injuries, or penalties or for contribution, indemnification, cost recovery, compensation, or injunctive relief) arising out of, based on or related to (x) the presence of release, spill, emission, leaking, dumping, pouring, deposit, disposal, discharge, leaching or migration into the environment (each a “Release”) or threatened Release of, or exposure to, any hazardous, toxic, explosive or radioactive substances, wastes or other pollutants and all other substances or wastes of any nature regulated pursuant to any environmental law, at any location, whether or not owned, operated, leased or managed by the Company, or any of its subsidiaries, or (y) circumstances forming the basis of any violation of any environmental law, environmental permit, license, registration or other authorization required under applicable environmental and/or public health law.